EXHIBIT 4.2

                           AMENDMENT TO LOAN AGREEMENT

     THIS AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT"), dated as of August 25,1997, is made and entered into by and among STEWART & STEVENSON SERVICES, INC. (the "BORROWER"), a Texas corporation; the financial institutions listed on the signature pages hereto (collectively, the "LENDERS") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association domiciled in Houston, Harris County, Texas, acting in its capacity as agent for the Lenders (in such capacity, the "AGENT"). The Borrower, the Lenders and the Agent are herein sometimes called the "PARTIES".

RECITALS:

      1 . The Parties have entered into a Loan Agreement dated as of December 20, 1996 (which Loan Agreement, as amended to the date hereof, is herein called the "LOAN AGREEMENT").

      2. The Parties desire to amend the Loan Agreement in certain respects to
(a) increase the Maximum Commitment and (b) provide for a new financial institution to become a Lender, all as is more fully described below.

AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

      1. MAXIMUM COMMITMENT. The definition of "Maximum Commitment" in Section 1 of the Loan Agreement is amended to provide in its entirety as follows:

            MAXIMUM COMMITMENT means Two Hundred Fifty Million Dollars ($250,000,000).

      2. ADDITION OF LENDER. Credit Lyonnais New York Branch is hereby added as a Lender. The dollar amount of Credit Lyonnais New York Branch's interest in the Maximum Commitment as of the date hereof is set forth opposite its name on its signature page of this Amendment.

      3.    TRANSITION.

      (a) Certain Alternate Rate Borrowings are outstanding as of the date hereof, and the Parties do not wish to disturb such Alternate Rate Borrowings. Notwithstanding anything in the Loan Agreement as amended by this Amendment to the contrary, (1) a Lender with an Alternate Rate Borrowing (a "TRANSITION BORROWING") outstanding as of the date hereof shall retain such Transition Borrowing, with no change in its amount resulting from the change of such Lender's Percentage effected by this Amendment, and such Lender shall be entitled to the payment of the principal of and accrued interest on such Transition Borrowing; (2) new Loans made after the date hereof (including the renewal of any Transition Borrowing at the end of its Interest Period, if the Borrower elects to renew such Loan pursuant to the terms and conditions of the Loan Agreement, or the conversion of any Transition Borrowing) shall be made in accordance with the Lenders' new Percentages (PROVIDED that in no event shall any Lender have an obligation to make Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment); (3) the Agent shall determine the maximum aggregate amount of Loans which may be outstanding for all of the Lenders and for each Lender--after giving effect to the proviso of the immediately preceding clause--for each day while there exists any Transition Borrowing, and such amounts shall be the "Commitment" and each Lender's interest in the Commitment for purposes of determining the commitment fee due under
Section 2(c) of the Loan Agreement and for the allocation of that commitment fee; (4) if (A) an Event of Default occurs while any Transition Borrowing is outstanding and (B) the Agent or any Lender exercises any of its remedies for such Event of Default, then (but only for the purposes of allocating payments of principal and interest by or on the account of the Borrower) the Percentage of a Lender shall be such Lender's interest in all of the outstanding Loans, and (5) for all other purposes under the Credit Documents, the Percentages of the Lenders and the Commitment shall be determined without reference to this Section.

      (b) On the date this Amendment becomes effective, (1) Credit Lyonnais New York Branch shall fund its Percentage of all then-outstanding Base Rate Borrowings to the Agent and (2) the Agent shall allocate such fundings to all of the other Lenders, to reduce their share of all then-outstanding Base Rate Borrowings, in accordance with their respective Percentages. Notwithstanding anything in the Loan Agreement as amended by this Amendment or the other Credit Documents to the contrary, interest accruing on the Base Rate Borrowings through the effective date of this Amendment shall be allocated among the Lenders in accordance with their respective Percentages as in effect immediately before the effective date of this Amendment.

      (c) Notwithstanding anything in the Loan Agreement as amended by this Amendment to the contrary, commitment fees accruing under SECTION 2(C) of the Loan Agreement through the effective date of this Amendment shall be allocated among the Lenders in accordance with their respective Percentages as in effect immediately before the effective date of this Amendment.

      4. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date set forth above, subject to the satisfaction, in a manner satisfactory to the Agent, of each of the following conditions precedent:

      (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent in its sole discretion and duly and validly executed:

            (1) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated as of the date hereof, as to (A) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment (a copy of such resolutions to be attached to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate and (B) the absence of any change since December 20, 1996, in any of (x) the incumbency and signatures of the officer or officers of the Borrower; (y) the Articles of Incorporation of the Borrower, or (z) the Bylaws of the Borrower; and

            (2) this Amendment, duly executed by the Borrower, the Lenders and the Agent.

      (b) Credit Lyonnais New York Branch shall have received a new Note, in the maximum principal amount of $25,000,000.

      (c) The Agent shall have received a legal opinion from the general counsel for the Borrower acceptable to the Agent and the Majority Lenders.

      (d) The Borrower shall have paid all accrued and unpaid fees and other amounts in connection with this Amendment.

      (e) No Default shall have occurred and be continuing.

      (f) Such effectiveness shall not violate any legal requirement applicable to the Agent or any Lender.

      5. REPRESENTATIONS TRUE; NO DEFAULT. The Borrower represents and warrants to the Agent and each Lender that (a) the representations and warranties contained in the Loan Agreement and in the other Credit Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties are expressly stated to be made solely as of an earlier date) and (b) no event has occurred and is continuing which constitutes an Event of Default under the Loan Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

      6. RATIFICATION. Except as expressly amended hereby, the Loan Agreement, as hereby amended, and the other Credit Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Loan

Agreement, the other Credit Documents, or otherwise, remain in full force and effect as of the date of this Amendment. The New Lenders hereby (a) acknowledges receipt of copies of all of the Credit Documents (including agreements exclusively among the Agent and the Lenders) and (b) acknowledges and agrees that (1) it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements of the Borrower delivered to such New Lender by the Borrower and such other documents and information as such New Lender has deemed appropriate, made its own credit analysis and decision to become a Lender and (2) it is a Lender for all purposes under the Credit Documents, with all of the liabilities and obligations of a Lender with its interest in the Maximum Commitment.

      7. DEFINITIONS AND REFERENCES. Unless otherwise defined herein, terms used herein which are defined in the Loan Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Agent or any Lender by or on behalf of the Borrower shall mean the Loan Agreement as hereby amended.

      8. EXPENSES; ADDITIONAL INFORMATION. The Borrower shall pay to the Agent on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Agent as to its rights and responsibilities under the Loan Agreement, as hereby amended. In addition, the Borrower shall pay all costs and expenses of the Agent and each Lender (including counsel's fees) in connection with the enforcement of this Amendment.

      9. SEVERABILITY. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

      10. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE AGENT, THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS), EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, EXPENSES OR DAMAGES ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL

OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY LOAN MADE OR LETTER OF CREDIT ISSUED BY ANY LENDER OR GROWING OUT OF OR RESULTING FROM ANY CREDIT DOCUMENT OR ANY TRANSACTION OR EVENT CONTEMPLATED THEREIN; (B) VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING THOSE RELATING TO HAZARDOUS SUBSTANCES, PETROLEUM, PETROLEUM PRODUCTS OR PETROLEUM WASTES; (C) ANY LENDER OR THE AGENT BEING DEEMED AN OPERATOR OF ANY OF THE BORROWER'S REAL OR PERSONAL PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES. ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY, OR (D) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION SHALL SURVIVE THE TERMINATION OF THE LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT AND AS IT MAY OTHERWISE BE AMENDED, RESTATED, MODIFIED AND SUPPLEMENTED FROM TIME TO
TIME) AND THE REPAYMENT AND EXPIRY OF THE LOANS AND ALL LETTER OF CREDIT LIABILITIES. ANY AMOUNT TO BE PAID UNDER THIS SECTION BY THE BORROWER TO THE AGENT OR ANY LENDER SHALL BE A DEMAND OBLIGATION OWING BY THE BORROWER TO THE AGENT OR SUCH LENDER AND SHALL BEAR INTEREST FROM THE DATE OF EXPENDITURE UNTIL PAID AT THE PAST DUE RATE.

      11. RELEASE OF CLAIMS. THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER THE AGENT AND THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE BORROWER, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

      12. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the express prior written consent of the Lenders); (b) may be modified or amended only by a writing signed by each party;
(c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES) AND OF THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (e) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

      13. THIS AMENDMENT TOGETHER WITH ALL OF THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of the date written above.

                              STEWART & STEVENSON SERVICES, INC.,
                               a Texas corporation


                              By:_________________________________
                              Name:   ROBERT L. HARGRAVE
                              Title:  CHIEF EXECUTIVE OFFICER

                              TEXAS COMMERCE BANK NATIONAL ASSOCIATION, acting in its individual capacity and as the Agent for the Lenders named herein


                              By:_____________________________________
                              Name:   MONA M. FOCH
                              Title: VICE PRESIDENT

                              BANK OF AMERICA NATIONAL TRUST & SAVINGS
                              ASSOCIATION as successor to Bank of America
                              Illinois by merger, as a Co-Agent and a Lender


                              By:_______________________________________
                              Name:   JAMES E. FLORCZAK
                              Title:  MANAGING DIRECTOR

                              NATIONSBANK OF TEXAS, NATIONAL
                              ASSOCIATION


                              By:_____________________________________
                              Name:   RICHARD L. NICHOLS, JR.
                              Title: VICE PRESIDENT

                              ABN AMRO BANK N.V., HOUSTON AGENCY


                              By: ____________________________________
                              Name:   LILA JORDAN
                              Title: VICE PRESIDENT


                              By: ____________________________________
                              Name:   DAVID P. ORR
                              Title: VICE PRESIDENT

                              THE BANK OF NEW YORK


                              By: __________________________
                              Name:   JOHN YANCEY
                              Title: VICE PRESIDENT

                              PNC BANK, NATIONAL ASSOCIATION


                              By:_____________________________
                              Name:   DAVID J. EGAN
                              Title:  SENIOR VICE PRESIDENT

                              FIRST NATIONAL BANK OF COMMERCE


                              By: _________________________________
                              Name:   JOSHUA C. CUMMINGS
                              Title:  ASSISTANT VICE PRESIDENT

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By: _______________________________
                              Name:   ALAIN PAPIASSE
                              Title:  EXECUTIVE VICE PRESIDENT

                              INTEREST IN MAXIMUM COMMITMENT:
                              $25,000,000